SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2008, Boston Private Financial Holdings, Inc. (the “Company”) completed the transactions contemplated by the Recapitalization Agreement (the “Recapitalization Agreement”) among the Company, Westfield Capital Management Company LLC, a wholly owned subsidiary of the Company, (“Westfield,” now known as BPFH Manager, L.L.C.) and WMS Management LLC (“WMS”), dated as of March 19, 2008, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2008.

Pursuant to the Recapitalization Agreement, the Company caused Westfield to contribute all of its assets, properties, goodwill and rights to a newly formed limited partnership, Westfield Capital Management Company, L.P. (“Westfield L.P.”), in exchange for 100% of the general partner interests of Westfield L.P. (the “GP Interests”). The GP Interests entitle the Company to receive the first approximately $30 million of Westfield L.P.’s annual pre-tax profits in addition to one-third of any distribution made to the holders of the limited partnership units. The Management Team, as defined in the Restructuring Agreement, will hold 100% of the limited partnership units through its direct ownership of WMS.

The Partnership Agreement of Westfield L.P. provides the Management Team with operational control of Westfield L.P. and permits the Management Team to purchase:

•	50% of the GP Interests at any quarter end after June 30, 2010 and prior to December 31, 2013; and

•	100% of the GP Interests at any quarter end after January 1, 2014 and prior to January 1, 2024 in each case for a multiple of EBITDA as provided in the limited partnership agreement.

The restructuring is intended to align the interests of the Westfield management team with those of the Company’s stockholders by providing them with an equity ownership interest. As part of the restructuring, the members of the Management Team received equity awards and entered into long-term agreements which include restrictions regarding post-employment competition and solicitation of clients or employees.

As a result of this restructuring, the Company will incur a one-time, non-cash, non tax-deductible compensation charge of approximately $66 million. This non-cash charge will have no impact on the Company’s regulatory capital, or liquidity. Westfield L.P.’s earnings will be reflected within the Investment Management segment on Company’s consolidated financial statements.

On July 2, 2008, the Company released a press release regarding the foregoing transaction, the full text of which is furnished herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated July 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:  /s/    David J. Kaye

        Name:  David J. Kaye

        Title:    Executive Vice President and

                     Chief Financial Officer

Date: July 2, 2008